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                                                                  EXHIBIT 10.4.3

                             EMPLOYMENT AGREEMENT


     The Agreement (Agreement), dated October 14, 1997, is between The JPM Company (Company), a Pennsylvania corporation and Wayne A. Bromfield (Employee).

     The Parties, intending to be legally bound, agree as follows:

     1.  Employment. The Company hereby employs Employee and the Employee hereby
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accepts employment upon the terms and conditions contained in this Agreement.

     2.  Term.  The term of this Agreement is indefinite.
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     3.  Duties. During the employment period, the Employee will devote his full
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working time and best efforts to the Company in fulfilling the duties of his position. His initial title shall be Executive Vice President, General Counsel, and Corporate Secretary. The principle duties of the position shall include

          3.1.  Coordination and control of all Company legal activities;

          3.2. Oversight of merger and acquisition agreements and integration planning;

          3.3.  Administrative oversight of global human resources functions.

          3.4. Such additional duties as are assigned from time to time by the Company through John H. Mathias, CEO or James P. Mathias, COO, to both or either of whom he shall solely report.

     4.  Compensation.
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          4.1.  Salary. The Employees base salary shall be One Hundred Seventy
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Five Thousand Dollars ($175,000) per year payable in monthly installments, subject to increase by the Board of Directors, which shall review the salary periodically. The salary shall not be decreased without the consent of Employee.

          4.2.  Signing Bonus. The Employee shall receive an additional twenty
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five thousand ($25,000) upon commencement of work, which shall be payable on or before September 30, 1997.

          4.3.  Incentive Compensation.  For each year of employment, Employee
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shall be eligible to receive a cash bonus in an amount equal to twenty percent
(20%) of his base salary, provided that the Company satisfies its
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financial objectives for which the bonus is paid.

          4.4.  Benefits.  Employee will be eligible to participate, to the
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extent it is legal and permitted by the benefits contracts, in all benefit programs of the Company which are in effect for its executive personnel from time to time. Employee shall be entitled each year to vacation for a period of time consistent with the normal policy of the Company, during which period Employees compensation shall be paid in full. If any modifications of the benefit package result in a net reduction in compensation to the Employee, the Company will pay Employee a cash equivalent.

          4.5.  Special Benefits.
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               4.5.1. Car.  Employee shall receive a car allowance which shall
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permit use of a automobile with a purchase price no greater than thirty thousand dollars ($30,000), or an allowance of up to $7,500 per year, at the option of Company.

               4.5.2. Deferred Compensation. For each year of employment,
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Employee shall receive as deferred compensation an amount equal to ten percent of his annual base salary. Company shall permit Employee to enroll in any further deferred compensation plan which would permit Employee to defer up to twenty five percent (25%) of his total income.

               4.5.3. Stock Options. Company shall issue 20,000 stock options to
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Employee, the date of Agreement signing, which options shall be issued at market value as of the date of employment.

               4.5.4.  Dues and Fees.  Company recognizes that Employee will
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require professional, technical and technological support for performance of the functions assigned to him. Company agrees to reimburse Employee, or to directly pay, for professional dues, fees, insurances, and resources appropriate and necessary to the performance of his duties, including membership in professional organizations of assistance in such performance.

               4.5.5.  Support Staff.  An administrative support person shall
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be assigned to Employee which person may be assigned additional duties from time to time by Company. That person shall be employed at an initial salary range of $33 35,000, together with standard Company benefits customarily available to such personnel.

               4.5.6.  Index.  All references within this agreement to dollar
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amounts are calculated on the basis of September 1, 1997 valuations and shall be subject to adjustment from time to time for inflation.

     5.  Acknowledgment.  Employee acknowledges that the Companys
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business and services are highly specialized, that the identity and particular needs of the Companys customers and suppliers are not generally known and that the documents and information regarding the Companys customers, suppliers, services and methods of operation, sales, pricing and costs are highly confidential and constitute trade secrets. Employee further acknowledges that the services rendered to the Company by Employee have been or will be of special and unusual character which have unique value to the Company and that Employee has had or will have access to trade secrets and confidential information belonging to the Company, the loss of which cannot adequately be compensated by damages in an action at law.

     6. Covenant Against Competition. During the term of Employees employment
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with the company and for a period of three years from the voluntary or involuntary termination of Employees agreement with the Company for any reason whatsoever, Employee will not directly or indirectly, own, manage, operate, control, be employed by, perform services for, consult with, solicit business for, participate in, or be connected with the ownership, management, operation, or control of any business which performs the services materially similar to or competitive with those provided by the Company in any location where the Company has had an office or has sold products or provided services to customers during the period Employee is employed by the Company. Nothing in this paragraph shall prohibit stock ownership, directly or through a mutual fund, in such companies.

     7.  Covenant Against Disclosure of Confidential Information. During the
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term of Employees employment with the Company and for a period of three (3)
years after the termination of Employees employment with the Company for any reason whatsoever, Employee shall not use for any purpose or disclose to any person or entity any confidential information acquired during the course of employment with the Company. The term confidential information as used in this Agreement includes, but is not limited to, records, lists, and knowledge of the Companys current and former customers, suppliers, methods of operation, processes, trade secrets, methods of determination of the prices, financial consideration, profits, sales, net income, and indebtedness.

     8.  Non solicitation of Employees.  During the term of Employees
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employment with the Company and for a period of three (3) years from the voluntary or involuntary termination of Employees employment with the Company for any reason whatsoever, Employee shall not either on his own account of for any person, firm, partnership, corporation, or other entity solicit, interfere with, or endeavor to cause any employee of the Company to leave his or her employment, or induce or attempt to induce, any such employee to breach his or her employment agreement with the Company. In the event of termination, however, nothing in this paragraph shall inhibit the Employee from maintaining his personal administrative staff in subsequent employment.
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     9.   Non solicitation of Customers. During the term of Employees employment
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with the Company and for a period of three (3) years from the voluntary or involuntary termination of Employees employment with the Company for any reason whatsoever, Employee shall not solicit, induce or attempt to induce, any past or current customer of the Company to cease doing business in whole or in part through the Company, or to do business with any other person, firm, partnership, corporation, or other entity which performs services materially similar to or competitive with those provided by the Company.

     10.  Reasonableness of Restriction.  Employee has carefully read and
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considered the provisions hereof, and having done so, agrees that the restrictions set forth in paragraphs 6 through 9 of this Agreement are fair and reasonable and are reasonably required for the protection of the interests of the Company.

     11.  Compensation During Disability and Upon Death.
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          11.1.  Compensation During Initial Disability Period.  If at any time
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during the term of this agreement, Employee becomes disabled or incapacitated or is unable for any reason to perform substantially his duties under this agreement and he has not breached any of the provisions of this agreement, the Company shall continue to compensate Employee as provided in Paragraph 4, but only as to the first six months of Employees disability or incapacitation (the Initial Disability Period).

          11.2.  Compensation After Initial Disability Period.  Effective after
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expiration of the Initial Disability Period, the Company may, at its sole option, elect to

                 11.2.1. continue payment of Employees salary until he is able to return to work;

                 11.2.2. continue payment of Employees salary for such period greater than six months as the Company elects; or

                 11.2.3.   terminate this Agreement.

          11.3.  Death of Employee.  If Employee should die during the term of
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this Agreement, Employees employment and the Companys obligations hereunder shall terminate as of the date of the Employees death.

     12.   Termination.
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          12.1.  Conditions of Termination.  This Agreement may be terminated
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at any time upon ninety (90) days notice to the other party.
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          12.2.  Payment upon Termination.  If this Agreement is terminated by
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the Company, Employee shall receive termination compensation equal to the greater of one years salary or $175,000, unless such termination was for cause. Cause shall be limited to termination for:

                 12.2.1.   Fraud, theft or embezzlement of Companys assets; or

                 12.2.2.   Violation of paragraph 7 of this Agreement.

          12.3.  Death or Disability.  No additional payment shall be due if
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termination is due to the death of Employee, other than as set forth in paragraph 12.4 below. If termination is due to disability of Employee, one half years salary or $87,500, whichever is greater, shall be payable to Employee upon termination.

          12.4.  Compensation upon Termination. Upon termination of employment,
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Employee shall be entitled to receive all compensation accrued and unpaid as of the date of termination, together with such sums as are payable under paragraph
12.2 above.

     13.  Rights and Remedies.
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          13.1.  Both parties recognize that the services to be rendered under\
this Agreement by Employee are special, unique and are of extraordinary character. Upon breach of any provision of this Agreement, either may, at its option, terminate this Agreement or elect to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages, to enforce specific performance of the Agreement, to enjoin the other party as appropriate, and to recover reasonable attorneys fees and the costs of prosecuting such action.

          13.2. Termination for any cause shall not constitute a waiver of the Companys rights under Paragraphs 6 through 9 of this Agreement nor a release of Employee from his obligations hereunder. The rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies provided by law or otherwise. A partys failure to exercise its right to terminate this Agreement or to enforce any provision of this Agreement for default or violation by the other party shall not prejudice such partys right of termination or enforcement for any further or other default or violation.

     14.  Miscellaneous.
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          14.1.  Governing Law.  It is understood and agreed that the
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construction and the interpretation of this Agreement shall at all times and in all respects be governed by the laws of the Commonwealth of Pennsylvania,
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without giving effect to the conflict of laws provisions thereof. Venue of any action brought to enforce this Agreement or relating to this Agreement shall be brought exclusively in a Pennsylvania Court of Common Pleas or the U.S.District Court for the Middle District of Pennsylvania.


          14.2.  Assignment. This Agreement shall be binding upon and shall
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inure to the benefit of the Company and Employee, and their respective successors and assigns. The Company shall have the right to assign its rights hereunder to any successor in interest, whether by merger, consolidation, sale of assets, or otherwise, provided, however, that the duties and reporting obligations shall remain as set forth in paragraph 3 hereof. Employee may not assign any of his rights or delegate any of his obligations under this Agreement without first obtaining written consent from the Company.

          14.3.  Entire Agreement.  This Agreement constitutes the entire
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agreement between the parties respecting the employment of Employee, and there are no representations, warranties or commitments, except as set forth in this Agreement. This Agreement may be amended only by a writing executed by the parties to this Agreement. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement.

          14.4.  Severability.  The provisions of this Agreement shall be
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deemed severable and the invalidity or unenforceability of any of the provisions hereof shall not affect the validity or enforceability of any other provision in this Agreement.

               14.4.1.1.  Notices. Any notice, request, demand or other
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communication made under this Agreement shall be in writing and shall be deemed to be duly given when personally delivered to an officer of the Company or to Employee, as the case may be, or when delivered by mail at the following addresses:

To the Company:                         To Wayne Bromfield:

     The JPM Company                       Wayne A. Bromfield
     Rt. 15 North                          P.O. Box 415
     Lewisburg, PA  17837                  New Berlin, PA  17855

     15.   Effective Date.  The effective date of this Agreement shall be
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October 1, 1997.

     IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of October 14, 1997.


ATTEST: /s/James P. Mathias                THE JPM COMPANY
---------------------------                By: /s/ John H. Mathias
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Corporate Seal                             Its:  CEO
/s/ Laney Shambach                             -----------------------
--------------------------                      /s/ Wayne A. Bromfield
Witness                                        -----------------------
                                                 Wayne A. Bromfield